FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report:  November 11, 2004          Commission File No. 0-8788




                           DELTA NATURAL GAS COMPANY, INC.
                           -------------------------------
               (Exact name of registrant as specified in its charter)



          KENTUCKY           .                  61-0458329                   .
------------------------------      ------------------------------------------
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
incorporation or organization)


      3617 Lexington Road
      Winchester, Kentucky             .                    40391   .
----------------------------------------                 ------------
(Address of principal executive offices                   (Zip Code)



   Registrant's telephone number, including area code (859) 744-6171.

INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 8.01.   OTHER EVENTS.


     On April 5, 2004, the Registrant filed a request for increased rates with the Kentucky Public Service Commission (PSC). This general rate case (Case No. 2004-00067) requested an annual revenue increase of approximately $4,277,000, an increase of 7.41%. The test year for the case was the twelve months ended December 31, 2003. The increased rates were requested to become effective May 5, 2004.

     The PSC approved new rates effective October 7, 2004 by their Order dated November 10, 2004. The approved rates were based upon a return on equity of 10.5% and provide for additional annual revenues of approximately $2,756,000.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            DELTA NATURAL GAS COMPANY, INC.
                                  (Registrant)


                                            By___/s/John F. Hall_______________
                                              ------------------
                                              John F. Hall
                                              Vice President - Finance,
                                              Secretary & Treasurer
                                              (Signature)

Date:  November 11, 2004